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                                                                      Exhibit 21

                     SUBSIDIARIES OF METROMAIL CORPORATION
                            AS OF DECEMBER 31, 1997



Subsidiary                                     Jurisdiction of Incorporation
----------                                     -----------------------------

Atlantes Corporation                           Colorado
Customer Insight Company                       Delaware
International Communication & Data plc         United Kingdom
ICD Marketing Services Group Limited           United Kingdom
ICD Marketing Services Limited                 United Kingdom
Lombard Information Resources Incorporated     Delaware
Marketing Information Technologies, Inc.       Delaware
Saxe, Inc.                                     New York

As of December 31, 1997, Metromail Corporation's other subsidiaries, considered in the aggregate as a single subsidiary, would not constitute a significant subsidiary as defined in Rule 1-02(w) of Regulation S-X.